                                                         Exhibit No. EX-99.d.1.a

                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective September 20, 2006

                                     Page 1

Funds of the Trust                                            Advisory Fees

Gartmore Nationwide Fund                    0.60% on assets up to $250 million
(formerly Gartmore Total Return Fund)       0.575% on assets of $250 million and more but less than
                                                     $1 billion
Gartmore Growth Fund                        0.55% on assets of $1 billion and more but less than $2 billion
(formerly Nationwide Growth Fund)           0.525% on assets of $2 billion and more but less than $5 billion
                                            0.50% for assets of $5 billion and more

Gartmore Value Opportunities Fund           0.70% on assets up to $250 million
(formerly Nationwide Value Opportunities    0.675% on assets of $250 million and more but less than $1 billion
         Fund)                              0.65% on assets of $1 billion and more but less than $2 billion
                                            0.625% on assets of $2 billion and more but less than $5 billion
                                            0.60% for assets of $5 billion and more

Gartmore Mid Cap Growth Leaders             0.80% on assets up to $250 million
(formerly Millennium Growth Fund and        0.77% on assets of $250 million and more but less than $1 billion
Nationwide Mid Cap Growth Fund)             0.74% on assets of $1 billion and more but less than $2 billion
                                            0.71% on assets of $2 billion and more but less than $5 billion
                                            0.68% for assets of $5 billion and more

Gartmore Global Technology and              0.88% on assets up to $500 million
Communications Fund(1)                      0.83% on assets of $500 million and more but less than $2 billion
  (formerly Nationwide Global Technology    0.78% for assets of $2 billion and more
         and Communications Fund)

Gartmore Global Health Sciences Fund(1)     0.90% on assets up to $500 million
(formerly Nationwide Global Life            0.85% on assets of $500 million and more but less than $2 billion
          Sciences Fund)                    0.80% for assets of $2 billion and more

Gartmore U.S. Growth Leaders Fund(2)        0.90% on assets up to $500 million
(formerly Nationwide Focus Fund and         0.80% on the next $1.5 billion in assets
Gartmore Growth 20 Fund)                    0.75% on assets of $2 billion and more

Gartmore Nationwide Leaders Fund(1)         0.80% on assets up to $500 million
(formerly Gartmore U.S. Leaders Fund)       0.70% on the next $2 billion in assets
                                            0.65% on assets of $2 billion or more

Gartmore Micro Cap Equity Fund              1.25% of the Fund's average daily net assets

Gartmore Mid Cap Growth Fund                0.75% on assets up to $250 million
                                            0.725% on assets of $250 million and more but less than $1 billion
                                            0.70% on assets of $1 billion and more but less than $2 billion
                                            0.675% on assets of $2 billion and more but less than $5 billion
                                            0.65% for assets of $5 billion and more

                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective September 20, 2006

                                     Page 2

Funds of the Trust                                            Advisory Fees

Gartmore Small Cap Growth Fund              0.95% of the Fund's average daily net assets
(formerly Gartmore Global Small
         Companies Fund)

Gartmore Small Cap Leaders Fund             0.95% of the Fund's average daily net assets

Gartmore U.S. Growth Leaders                1.50% on assets up to $250 million
         Long-Short Fund                    1.25% on assets of $250 million and more

Gartmore China Opportunities Fund           1.25% on assets up to $500 million
                                            1.20% on assets of $500 million and more but less than $2 billion
                                            1.15% on assets of $2 billion and more

Gartmore Global Natural Resources Fund      0.70% on assets up to $500 million
                                            0.65% on assets of $500 million and more but less than $2 billion
                                            0.60% on assets of $2 billion and more

Gartmore Optimal                            0.15% of the Fund's average daily net assets
Allocations Fund:
Aggressive (formerly Gartmore Actively
Managed Aggressive Asset Allocation Fund)

Gartmore Optimal                            0.15% of the Fund's average daily net assets
Allocations Fund: Moderately Aggressive
(formerly Gartmore Actively Managed
Moderately Aggressive Asset Allocation Fund)

Gartmore Optimal                            0.15% of the Fund's average daily net assets
Allocations Fund:
Moderate (formerly Gartmore Actively
Managed Moderate Asset Allocation Fund)

Gartmore Optimal                            0.15% of the Fund's average daily net assets
Allocations Fund:
Specialty (formerly Gartmore Actively
Managed Specialty Asset Allocation Fund)

NorthPointe Small Cap Value Fund            0.85% of the Fund's average daily net assets

NorthPointe Small Cap Growth Fund           0.95% of the Fund's average daily net assets

                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective September 20, 2006

                                     Page 3

Funds of the Trust                                            Advisory Fees

Gartmore Bond Fund                          0.50% on assets up to $250 million
(formerly Nationwide Bond Fund)             0.475% on assets of $250 million and more but less than $1 billion
Gartmore Tax-Free Income Fund               0.45% on assets of $1 billion and more but less than $2 billion
(formerly Nationwide Tax Free               0.425% on assets of $2 billion and more but less than $5 billion
         Income Fund)                       0.40% for assets of $5 billion and more
Gartmore Government Bond Fund
(formerly Nationwide Government
         Bond Fund)

Gartmore High Yield Bond Fund               0.55% on assets up to $250 million
(formerly Nationwide High Yield             0.525% on assets of $250 million and more but less than $1 billion
         Bond Fund)                         0.50% on assets of $1 billion and more but less than $2 billion
                                            0.475% on assets of $2 billion and more but less than $5 billion
                                            0.45% for assets of $5 billion and more

Gartmore Money Market Fund                  0.40% on assets up to $1 billion
  (formerly Nationwide Money                0.38% on assets of $1 billion and more but less than $2 billion
         Market Fund)                       0.36% on assets of $2 billion and more but less than $5 billion
                                            0.34% for assets of $5 billion and more

Gartmore S&P 500 Index Fund                 0.13% on assets up to $1.5 billion
(formerly Nationwide S&P 500 Index          0.12% on assets of $1.5 billion and more but less than $3 billion
         Fund)                              0.11% on assets of $3 billion and more but less than $4.5 billion
                                            0.10% on assets of $4.5 billion and more

Gartmore Small Cap Index Fund               0.20% on assets up to $1.5 billion
(formerly Nationwide Small Cap Index        0.19% on assets of $1.5 billion and more but less than $3 billion
         Fund)                              0.18% on assets of $3 billion and more

Gartmore Mid Cap Market Index Fund          0.22% on assets up to $1.5 billion
(formerly Nationwide Mid Cap                0.21% on assets of $1.5 billion and more but less than $3 billion
    Market Index Fund)                      0.20% on assets of $3 billion and more

Gartmore International Index Fund           0.27% on assets up to $1.5 billion
(formerly Nationwide International Index    0.26% on assets of $1.5 billion and more but less than $3 billion
Fund)                                       0.25% on assets of $3 billion and more

Gartmore Bond Index Fund                    0.22% on assets up to $1.5 billion
(formerly Nationwide Bond Index Fund)       0.21% on assets of $1.5 billion and more but less than $3 billion
                                            0.20% on assets of $3 billion and more

Gartmore Large Cap Value Fund               0.75% on assets up to $100 million
  (formerly Prestige Large Cap              0.70% on assets of $100 million and more
         Value Fund and Nationwide
         Large Cap Value Fund)

Gartmore Small Cap Fund                     0.95% on assets up to $100 million

                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective September 20, 2006

                                     Page 4

Funds of the Trust                                            Advisory Fees

 (formerly Nationwide Small Cap Fund        0.80% on assets of $100 million and more
and Prestige Small Cap Fund)

Gartmore Convertible Fund                   0.65% on assets up to $500 million
                                            0.60% on assets of $500 million and more but less than $1
                                                     billion
                                            0.55% for assets of $1 billion and more

Gartmore Investor Destinations Aggressive
Fund (formerly Investor Destinations        0.13% of average daily net assets
Aggressive Fund and
Nationwide Investor Destinations Aggressive Fund)

Gartmore Investor Destinations Moderately Aggressive Fund
(formerly Investor Destinations Moderately Aggressive Fund and
Nationwide Investor Destinations Moderately Aggressive Fund)

Gartmore Investor Destinations Moderate Fund
(formerly Investor Destinations Moderate Fund and
Nationwide Investor Destinations Moderate Fund)

Gartmore Investor Destinations Moderately Conservative Fund
(formerly Investor Destinations Moderately Conservative Fund and
Nationwide Investor Destinations Moderately Conservative Fund)

Gartmore Investor Destinations Conservative Fund
(formerly Investor Destinations Conservative Fund and
Nationwide Investor Destinations Conservative Fund)

Gartmore Hedged Core Equity Fund            1.50% on assets up to $250 million
                                            1.25% on assets of $250 million and more

Gartmore Small Cap Growth Fund              0.95% on assets up to $500 million
                                            0.85% on assets of $500 million and more but less than $2
                                                     billion
                                            0.80% for assets of $2 billion and more

Gartmore Small Cap Value Fund               0.95% on assets up to $500 million
                                            0.85% on assets of $500 million and more but less than $2
                                                     billion
                                            0.80% for assets of $2 billion and more

1  Performance  Fees  for the  Gartmore  Technology  and  Communications  Funds;
Gartmore Global Health Sciences Fund; Gartmore Nationwide Leaders Fund; Gartmore
China Opportunities Fund; Gartmore Global Natural Resources Fund

The base advisory fee for each of these Funds,  as set forth above,  is adjusted each quarter  beginning one year after  implementation  of the Performance  Fee, depending upon a Fund's  investment  performance for the 12 months preceding the end

                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective September 20, 2006

                                     Page 5

of that month relative to the investment  performance of each respective  Fund's benchmark  as  listed  below.  The base fee is  either  increased  or  decreased proportionately by the following amounts at each breakpoint,  based upon whether a Fund has out-performed or under-performed its respective  benchmark (using the performance of each such Fund's Class A Shares to measure), by more or less than a maximum of 500 basis  points  over the  preceding  rolling 12 month  period as follows:

          +/- 100 bps under/outperformance            2bps
          +/- 200 bps under/outperformance            4bps

          +/- 300 bps under/outperformance            6bps
          +/- 400 bps under/outperformance            8bps
          +/- 500 bps or more under/outperformance    10bps

The  investment  performance  of each Fund will be the sum of: (1) the change in each  Fund's  value  during  such  period;  (2) the  value  of the  Fund's  cash distributions  (from net income and  realized net gains)  having an  ex-dividend date  during such  calculation  period;  and (3) the value of any capital  gains taxes paid or accrued during such calculation period for undistributed  realized long-term  capital  gains  from  the  Fund.  For  this  purpose,  the  value  of distributions  per share of realized  capital gains, of dividends per share paid from  investment  income and of capital gains taxes per share  reinvested in the
Fund will be the Fund's  value in effect at the close of  business on the record date for the payment of such  distributions  and the date on which  provision is made for such taxes,  after giving  effect to such  distribution,  dividends and taxes.
         Benchmark Index Performance:

     The  performance  of each  respective  benchmark  Index  for a  calculation period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period;
and  (2)  the  value,   as  calculated   consistent  with  the  Index,  of  cash
distributions  having an  ex-dividend  date  during  such  period  made by those
companies  whose  securities   comprise  the  Index.  For  this  purpose,   cash
distributions  on the  securities  that comprise the Index will be treated as if they  were  reinvested  in the Index at least as  frequently  as the end of each calendar quarter following payment of the dividend.

    Benchmark Indices:

1.  Gartmore Global Technology and Communications Fund   Goldman Sachs Technology Composite Index
2.  Gartmore Global Health Sciences Fund                 Goldman Sachs Health Care Index
3.  Gartmore Nationwide Leaders Fund                     S&P 500 Index
4.  Gartmore U.S. Growth Leaders Fund                    S&P 500 Index
5.  Gartmore China Opportunities Fund                    MSCI Zhong Hua Index
6.  Gartmore Global Natural Resources Fund               Goldman Sachs Natural Resources Index

2 Performance fee for the Gartmore U.S. Growth Leaders Fund

     This base advisory fee listed above is adjusted each quarter, beginning one year after  commencement  of  operations,  depending  on the  Fund's  investment performance for the 36 months  preceding the end of that month,  relative to the investment performance of the Fund's benchmark,  the S&P 500 Index. The base fee is either  increased or decreased by the following  amounts at each  breakpoint, based on whether the Fund has out- or under-performed  the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million    +/- 22 basis points
Next $1.5 billion in assets      +/- 18 basis points
Assets of $2 billion and more    +/- 16 basis points

The investment  performance of the Gartmore U.S. Growth Leaders Fund will be the sum of: (1) the change in the Fund's value during such period;  (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend  date  during  such  calculation  period;  and (3) the  value of any capital  gains  taxes  paid  or  accrued  during  such  calculation  period  for undistributed  realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized

                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective September 20, 2006

                                     Page 6

capital gains, of dividends per share paid from investment income and of capital gains taxes per share  reinvested  in the Fund at the Fund's  value in effect at the close of business  on the record date for the payment of such  distributions and  dividends  and the date on which  provision  is made for such taxes,  after giving effect to such distribution, dividends and taxes.

S&P 500 Index Performance:

The  performance of the S&P 500 Index for a calculation  period,  expressed as a percentage of S&P 500 Index, at the beginning of such period will be the sum of:
(1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated  consistent  with the S&P 500 Index, of cash  distributions having an  ex-dividend  date during such  period made by those  companies  whose securities  comprise the S&P 500 Index. For this purpose,  cash distributions on the  securities  that comprise the S&P 500 Index will be treated as if they were reinvested  in the S&P 500  Index  at  least  as  frequently  as the end of each calendar quarter following payment of the dividend.